Exhibit 10(g)

                       AMDAHL CORPORATION

            CHIEF EXECUTIVE OFFICER BONUS GUIDELINES


Architecture

1. Bonus can rage from 0 to 150 percent of salary earned during the year. Target bonus is 100 percent of salary at standard performance.

2. There are two independent components to bonus: a profit element and an "other" element.

3. Seventy-five percent of bonus (or 0 to 112.5 percent of salary) can be earned depending upon performance against the profit element.

4. Twenty-five percent of bonus (or 0 to 37.5 percent of salary) can be earned depending upon performance against the other measures.

5. No bonus is earned under the profit component until 75 percent of the profit goal is achieved.

6. The Board may establish a minimum threshold of something other than 75 percent for a particular year if circumstances warrant such a modification.

7. An amount of money equal to 25 percent of the Chief Executive Officer's salary will be established as the amount that can be earned at standard performance against the "other" objectives. Each of the "other" objectives will be weighted equally and the bonus potential for each will range from 0 to 150 percent of 6.25 percent of salary. The amount earned will be determined by the Board's evaluation of the Chief Executive Officer's performance against each objective.

8. Over-achievement of goals results in bonus greater than 100 percent of salary.

9.   Maximum bonus is 150 percent of salary.

                         Bonus Schedule

                                        Bonus Payable Under
          Percent of                    the Profit Element
          Plan Achieved                 as a percent of Salary
               74                             0
               75                            30.00
               80                            35.00
               85                            40.00
               90                            55.00
               95                            65.00
               100                           75.00
               105                           82.50
               110                           90.00
               115                           97.50
               120                           105.00
          125 or higher                      112.50